Exhibit 99.1

For Immediate Release

   NEWS RELEASE

Contacts:

Gastar Exploration Inc.

Michael A. Gerlich, Chief Financial Officer

713-739-1800 / mgerlich@gastar.com

Investor Relations Counsel:
Lisa Elliott, Dennard▪Lascar Investor Relations                                                 713-529-6600 / lelliott@DennardLascar.com

Gastar Exploration Announces First Quarter 2018 Results

HOUSTON, May 10, 2018 - Gastar Exploration Inc. (NYSE American: GST) (“Gastar” or the “Company”) today reported financial and operating results for the three months ended March 31, 2018.

First quarter 2018 highlights

•	Became a pure Oklahoma STACK Play operator with the sale of the West Edmund Hunton Lime Unit (“WEHLU”) assets, which closed February 28, 2018.
•

STACK Play average daily production, excluding WEHLU, was 5,500 barrels of oil equivalent (“Boe”) per day (“Boe/d”), a 38% increase over fourth quarter 2017 STACK Play production and a 125% increase over first quarter 2017 STACK Play production.

•	Total average daily production increased 7% over fourth quarter 2017 total production and 30% over first quarter 2017 total production.

Michael Gerlich, Gastar's Senior Vice President and Chief Financial Officer, commented, “We achieved strong production growth during the quarter from our STACK Play acreage reflecting the efficient and effective pace of our drilling and completion program, as well as improved production performance from our  new completion design with increased frack stages.  First quarter production volumes were boosted by higher working interests in operated wells under forced pooling, resulting in volumes exceeding our guidance.  Our growing production volumes coupled with improved oil pricing generated higher revenues.”

Financial Review

Net loss attributable to Gastar’s common stockholders for the first quarter of 2018 was $19.1 million, or a loss of $0.09 per share, compared to a first quarter 2017 net loss of $22.3 million, or a loss of $0.14 per share.  Adjusted net loss attributable to common stockholders (non-GAAP), which excludes non-cash and unusual items, was $12.3 million, or a loss of $0.06 per share, for the first quarter of 2018, compared to $9.6 million, or a loss of $0.06 per share, for the first quarter 2017 and $6.6 million, or $0.03 per share, for the fourth quarter of 2017. (See the accompanying reconciliation of the non-GAAP financial measure adjusted net loss at the end of this news release.)

Adjusted earnings before interest, income taxes, depreciation, depletion and amortization (“adjusted EBITDA”) (non-GAAP) for the first quarter of 2018 increased 14% to $12.0 million compared to $10.6 million for the first quarter of 2017 and decreased 22% sequentially from $15.5 million for the fourth quarter of 2017. The sequential decline in adjusted EBITDA was due to the sale of WEHLU during the first quarter of 2018, loss on realized hedges and higher operating costs.  (See the accompanying reconciliation of the non-GAAP financial adjusted EBITDA at the end of this news release.)

Revenues from oil, condensate, natural gas and natural gas liquids (“NGLs”), before the effects of commodity derivatives contracts, totaled $26.4 million in the first quarter of 2018, a 52% increase from $17.4 million in the first quarter of 2017 and an 11% increase from $23.7 million in the fourth quarter of 2017.  The increase from the first quarter of 2017 in oil, condensate, natural gas and NGLs revenues primarily resulted from a 17% increase in equivalent product pricing and a 30% increase in equivalent production volumes.  The increase from fourth quarter 2017 revenues was due to a 7% increase in equivalent product pricing and a 7% increase in daily equivalent production volumes.  First quarter 2018 oil, condensate and NGLs revenues were net of transportation, treating and gathering costs of $933,000 pursuant to current authoritative accounting guidance.

Commodity derivatives were in place for approximately 79% of our oil and condensate production, 69% of our natural gas production and 33% of our NGLs production for the first quarter of 2018.  Commodity derivative contracts settled during the first quarter of 2018 resulted in a $2.2 million decrease in revenue compared to a $1.9 million increase in revenues in the first quarter of 2017.  For details on Gastar’s current hedging position, please see our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed today with the United States Securities and Exchange Commission (the “SEC”).

The following table provides a summary of Gastar’s total net production volumes and overall average commodity prices for the three months ended March 31, 2018 and 2017:

	For the Three Months Ended March 31,
	2018	2017

Net Production:
Oil and condensate (MBbl)	343	250
Natural gas (MMcf)	1,063	863
NGLs (MBbl)	144	117
Total net production (MBoe)	664	511
Net Daily production:
Oil and condensate (MBbl/d)	3.8	2.8
Natural gas (MMcf/d)	11.8	9.6
NGLs (MBbl/d)	1.6	1.3
Total net daily production (MBoe/d)	7.4	5.7
Average sales price per unit(1):
Oil and condensate per Bbl, including impact of hedging activities (2)	$55.23	$54.53
Oil and condensate per Bbl, excluding impact of hedging activities	$61.22	$48.78
Natural gas per Mcf, including impact of hedging activities (2)	$2.25	$3.22
Natural gas per Mcf, excluding impact of hedging activities	$2.05	$3.00
NGLs per Bbl, including impact of hedging activities (2)	$20.28	$24.28
NGLs per Bbl, excluding impact of hedging activities	$22.80	$22.11
Average sales price per Boe, including impact of hedging activities(1)(2)	$36.53	$37.68
Average sales price per Boe, excluding impact of hedging activities(1)	$39.85	$34.00

Lease operating expense per Boe	$11.32	$9.92

_____________________________

(1)	Average sales price per unit for 2018 are net of transportation, treating and gathering costs, which were previously reported separately as expenses.
(2)	The impact of hedging includes only the gain (loss) on commodity derivative contracts settled during the periods presented.

The following table provides a summary of Gastar’s Mid-Continent STACK Play production volumes and average commodity prices, excluding WEHLU which was sold in February 2018, for the three months ended March 31, 2018 and 2017:

	For the Three Months Ended March 31,
	2018	2017
STACK Play (excludes WEHLU)
Net Production:
Oil and condensate (MBbl)	261	100
Natural gas (MMcf)	820	434
NGLs (MBbl)	96	47
Total net production (MBoe)	494	219
Net Daily Production:
Oil and condensate (MBbl/d)	2.9	1.1
Natural gas (MMcf/d)	9.1	4.8
NGLs (MBbl/d)	1.1	0.5
Total net daily production (MBoe/d)	5.5	2.4
Average sales price per unit(1):
Oil and condensate (per Bbl)	$61.23	$48.75
Natural gas (per Mcf)	$1.87	$3.02
NGLs (per Bbl)	$22.55	$23.54
Average sales price per Boe(1)	$39.90	$33.22

Lease operating expense per Boe	$10.79	$9.83

_____________________________

(1)	Excludes the impact of hedging activities. Average sales price per unit for 2018 are net of transportation, treating and gathering costs, which were previously reported separately as expenses

First quarter 2018 STACK Play, excluding WEHLU, equivalent production was 5.5 MBoe/d as compared to first quarter 2017 and fourth quarter 2017 production of 2.4 and 4.0 MBoe/d, respectively.  STACK Play production for the first quarter of 2018 consisted of approximately 72% liquids, comprised of 53% oil and 19% NGLs, in line with fourth quarter 2017 production and up from 67% liquids in the first quarter of 2017.

Total lease operating expenses (“LOE”) per Boe of production as reported were $11.32 in the first quarter of 2018 versus $9.93 per Boe in the first quarter of 2017 and $9.14 per Boe in the fourth quarter of 2017, including workover costs per Boe of $1.21, $2.19 and $0.50, respectively.  STACK Play LOE per Boe including workover costs for the first quarter of 2018 was $10.79 compared to $9.83 and $9.96 per Boe in the first and fourth quarters, respectively, of 2017.   The increase in LOE per Boe was primarily due to higher water production and associated disposal costs related to new producing wells.

General and administrative (“G&A”) expense was $9.0 million in the first quarter of 2018 compared to $3.8 million in the first quarter of 2017 and $4.4 million in the fourth quarter of 2017. The increase in G&A expense was primarily due to one-time severance costs.  G&A expense for the first quarter of 2018 included $1.7 million of non-cash stock-based compensation expense, versus $996,000 in the first quarter of 2017 and $1.9 million in the fourth quarter of 2017.  Excluding non-cash stock based compensation and one-time severance costs, cash G&A expense per Boe for the first quarters of

2018 and 2017 and the fourth quarter 2017 were $5.57, $5.54 and $3.83, respectively, while on a STACK only production basis, first quarter 2018 cash G&A expense was $7.49 per Boe.

Capital Budget

Gastar’s capital expenditures in the first quarter of 2018 totaled $35.0 million, comprised of $27.6 million for drilling, completions and infrastructure costs, $4.5 million for unproved acreage extensions, renewals and additions and $2.9 million for other capitalized costs.

As previously announced, on February 28, 2018, the Company completed the sale of its interest in WEHLU for $107.5 million, adjusted for the effective date of October 1, 2017 and resulting in net cash proceeds of $97.6 million after effective date adjustments, fees and expenses.

Operations Review and Update

Stephen Roberts, Senior Vice President and Chief Operating Officer, commented, “We are pleased with the excellent progress we are making in 2018 to develop and delineate our STACK Play acreage effectively.  Our execution of the improved drilling and completion procedures we implemented last year continues to result in lower average well costs.  Recently, we further enhanced our well performance utilizing our new Gen. 3.0 completion design by increasing the number of hydraulic fracture stages per well.”

“During the first quarter, we focused on drilling wells targeting the Osage formation and are currently using 35-stage completions versus our earlier wells with 25-stage completions.  We are encouraged by our early production results as well as the results of similarly drilled and completed wells by offset operators. ”

Currently, Gastar is running one rig in its STACK Play acreage.  During the first quarter of 2018, the Company spud four gross (3.7 net) operated Osage wells, completed three gross (2.7 net) Osage operated wells and participated in numerous third-party wells across its 67,900 net acre core STACK Play acreage position.  This highly contiguous position is approximately 84% operated and 68% held by production.

During the second quarter of 2018, the Company expects to spud between three and four gross Osage operated wells and two gross Meramec operated wells on its acreage.

Guidance for Second Quarter 2018 and Full-Year 2018

Our guidance for the second quarter and full-year 2018, excluding WEHLU results, is presented in the table below and represents the Company's best estimate of the range of likely future results. Guidance could be affected by the factors described below in "Forward Looking Statements."

Production	Second Quarter 2018	Full-Year 2018

Net average daily (MBoe/d)(1)	5.0 – 5.6	5.3 – 6.1
Liquids percentage	70% – 74%	70% – 74%

Cash Operating Expenses
Production taxes (% of production revenues)	3.8% – 4.4%	4.8% – 5.4%
Direct lease operating ($/Boe)	$8.60 – $9.30	$8.70 – $9.30
Cash general & administrative ($/Boe)	$6.50 – $7.10	$5.90 – $6.60

________________

(1)Based on equivalent of 6 thousand cubic feet (Mcf) of natural gas to one barrel of oil, condensate or NGLs.

Conference Call

Gastar has scheduled a conference call for 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Friday, May 11, 2018.  Investors may participate in the call either by phone or audio webcast.

By Phone:	Dial 1-412-902-0030 at least 10 minutes before the call. A telephone replay will be available through May 25th by dialing 1-201-612-7415 and using the conference ID: 13678944.

By Webcast:

Visit the Investor Relations page of Gastar's website at www.gastar.com under “Events & Presentations.” Please log on a few minutes in advance to register and download any necessary software. A replay will be available shortly after the call.

For more information, please contact Donna Washburn at Dennard-Lascar Associates at 713-529-6600 or e-mail dwashburn@DennardLascar.com.

About Gastar Exploration

Gastar Exploration Inc. is a pure-play Mid-Continent independent energy company engaged in the exploration, development and production of oil, condensate, natural gas and natural gas liquids in the United States. Gastar’s principal business activities include the identification, acquisition and subsequent exploration and development of oil and natural gas properties with an emphasis on unconventional reserves, such as shale resource plays. Gastar holds a concentrated acreage position in the normally pressured oil window of the STACK Play, an area of central Oklahoma which is home to multiple oil and natural gas-rich reservoirs including the Oswego limestone, Meramec and Osage bench formations within the Mississippi Lime, the Woodford shale and Hunton limestone formations. For more information, visit Gastar's website at www.gastar.com.

Forward Looking Statements

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward looking statements give our current expectations, opinion, belief or forecasts of future events and performance.  A statement identified by the use of forward looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “will,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements.  Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  These include risks inherent in natural gas and oil drilling and production activities, including risks with respect to continued low or further declining prices for natural gas and oil that could result in further downward revisions to the value of proved reserves or otherwise cause Gastar to further delay or suspend planned drilling and completion operations or reduce production levels which would adversely impact cash flow; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and continued low or further declining prices for natural gas and oil; risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or third-party consents; risks relating to our ability to integrate acquired assets with ours and to realize the anticipated benefits from such acquisitions; and other risks described in Gastar’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov.  Our actual sales production rates can vary considerably from tested initial production rates depending upon completion and production techniques and our primary areas of operations are subject to natural steep decline rates. In addition, production information from our recently completed wells completed using our Gen 3 design is preliminary based on limited flow back history and therefore may not be fully indicative of sustained production rates or predictive of ultimate hydrocarbon recoveries.  By issuing forward looking statements based on current expectations, opinions, views or beliefs, Gastar has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.

Targeted expectations and guidance for the second quarter and full-year of 2018 are based upon the current 2018 planned capital expenditures budget, which may be subject to revision and reevaluation dependent upon future developments, including changes in commodity prices, drilling results, our liquidity position, availability of crews, supplies and production capacity, weather delays and significant changes in drilling costs.

Unless otherwise stated herein, equivalent volumes of production are based upon an energy equivalent ratio of six Mcf of natural gas to each barrel of liquids (oil, condensate and NGLs), which ratio is not reflective of relative value.  Our NGLs are sold as part of our wet gas subject to an incremental NGLs pricing formula based upon a percentage of NGLs extracted from our wet gas production.  Our reported production volumes reflect incremental post-processing NGLs volumes and residual gas volumes with which we are credited under our sales contracts.

- Financial Tables Follow –

GASTAR EXPLORATION INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2018	2017
	(in thousands, except share and per share data)
REVENUES:
Oil and condensate	$20,982	$12,190
Natural gas	2,181	2,588
NGLs	3,275	2,591
Total oil and condensate, natural gas and NGLs revenues	26,438	17,369
(Loss) gain on commodity derivatives contracts	(5,529)	1,300
Total revenues	20,909	18,669
EXPENSES:
Production taxes	989	485
Lease operating expenses	7,509	5,072
Transportation, treating and gathering	—	311
Depreciation, depletion and amortization	8,978	4,652
Accretion of asset retirement obligation	56	51
General and administrative expense	8,968	3,824
Total expenses	26,500	14,395
(LOSS) INCOME FROM OPERATIONS	(5,591)	4,274
OTHER (EXPENSE) INCOME:
Interest expense	(9,937)	(10,849)
Loss on early extinguishment of debt	—	(12,172)
Investment income and other	17	49
LOSS BEFORE PROVISION FOR INCOME TAXES	(15,511)	(18,698)
Provision for income taxes	—	—
NET LOSS	(15,511)	(18,698)
Dividends on preferred stock	—	(3,618)
Undeclared cumulative dividends on preferred stock	(3,618)	—
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(19,129)	$(22,316)
NET LOSS PER SHARE OF COMMON STOCK ATTRIBUTABLE TO COMMON STOCKHOLDERS:
Basic	$(0.09)	$(0.14)
Diluted	$(0.09)	$(0.14)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	209,903,482	162,829,221
Diluted	209,903,482	162,829,221

GASTAR EXPLORATION INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2018	2017
	(in thousands, except share and per share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$100,215	$13,266
Accounts receivable, net of allowance for doubtful accounts of $1,953	22,148	38,575
Commodity derivative contracts	542	1,370
Prepaid expenses	928	960
Total current assets	123,833	54,171
PROPERTY, PLANT AND EQUIPMENT:
Oil and natural gas properties, full cost method of accounting:
Unproved properties, excluded from amortization	136,178	131,955
Proved properties	1,276,638	1,344,329
Total natural gas and oil properties	1,412,816	1,476,284
Furniture and equipment	3,849	3,838
Total property, plant and equipment	1,416,665	1,480,122
Accumulated depreciation, depletion and amortization	(1,164,005)	(1,155,027)
Total property, plant and equipment, net	252,660	325,095
OTHER ASSETS:
Restricted cash	370	370
Advances to operators	81	82
Other	150	405
Total other assets	601	857
TOTAL ASSETS	$377,094	$380,123
LIABILITIES AND STOCKHOLDERS'DEFICIT
CURRENT LIABILITIES:
Accounts payable	$8,537	$24,382
Revenue payable	17,676	11,823
Accrued interest	7,317	7,298
Accrued drilling and operating costs	15,885	9,381
Advances from non-operators	1,502	1,445
Commodity derivative contracts	6,278	4,416
Commodity derivative premium payable	102	135
Other accrued liabilities	7,569	2,706
Total current liabilities	64,866	61,586
LONG-TERM LIABILITIES:
Long-term debt	352,758	342,952
Commodity derivative contracts	3,289	2,572
Asset retirement obligation	2,361	4,841
Total long-term liabilities	358,408	350,365
Commitments and contingencies
STOCKHOLDERS' DEFICIT:
Preferred stock, 40,000,000 shares authorized
Series A Preferred Stock, par value $0.01 per share; 10,000,000 shares designated; 4,045,000 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively, with liquidation preference of $25.00 per share	41	41
Series B Preferred Stock, par value $0.01 per share; 10,000,000 shares designated; 2,140,000 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively, with liquidation preference of $25.00 per share	21	21
Common stock, par value $0.001 per share; 800,000,000 shares authorized at March 31, 2018 and December 31, 2017, respectively; 221,544,464 and 218,874,418 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	222	219
Additional paid-in capital	820,710	819,554
Accumulated deficit	(867,174)	(851,663)
Total stockholders' deficit	(46,180)	(31,828)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$377,094	$380,123

GASTAR EXPLORATION INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2018	2017
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,511)	$(18,698)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	8,978	4,652
Stock-based compensation	1,724	996
Total loss (gain) on commodity derivatives contracts	5,529	(1,300)
Cash settlements of matured commodity derivative contracts, net	(1,347)	1,683
Cash premiums paid for commodity derivatives contracts	(552)	—
Amortization of deferred financing costs and debt discount	3,177	1,710
Paid-in-kind interest	6,629	—
Accretion of asset retirement obligation	56	51
Loss on early extinguishment of debt	—	12,172
Changes in operating assets and liabilities:
Accounts receivable	16,172	(9,897)
Prepaid expenses	(56)	103
Accounts payable and accrued liabilities	7,439	972
Net cash provided by (used in) operating activities	32,238	(7,556)
CASH FLOWS FROM INVESTING ACTIVITIES:
Development and purchase of oil and natural gas properties	(42,341)	(21,613)
Acquisition of oil and natural gas properties	—	(54,498)
Proceeds from sale of oil and natural gas properties	97,571	13,150
Proceeds from (application of proceeds from) non-operators	57	(729)
Purchase of furniture and equipment	(11)	(41)
Net cash provided by (used in) investing activities	55,276	(63,731)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from term loan	—	250,000
Proceeds from convertible notes	—	200,000
Repayment of senior secured notes	—	(325,000)
Repayment of revolving credit facility	—	(84,630)
Loss on early extinguishment of debt	—	(7,011)
Proceeds from issuance of common shares, net of issuance costs	—	56,366
Dividends on preferred stock	—	(14,473)
Deferred financing charges	—	(9,945)
Increase in restricted cash	—	(369)
Tax withholding related to restricted stock and PBU vestings	(565)	(585)
Net cash (used in) provided by financing activities	(565)	64,353
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	86,949	(6,934)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	13,266	71,529
CASH AND CASH EQUIVALENTS, END OF PERIOD	$100,215	$64,595

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION

We use both GAAP and certain non-GAAP financial measures to assess performance.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.  Our management believes that these non-GAAP measures provide useful supplemental information to investors in order that they may evaluate our financial performance using the same measures as management.  These non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  In evaluating these measures, investors should consider that the methodology applied in calculating such measures may differ among companies and analysts.  A reconciliation is provided below outlining the differences between these non-GAAP measures and their most directly comparable financial measure calculated in accordance with GAAP.

Reconciliation of Net Loss to Adjusted Net Loss:

	For the Three Months Ended March 31,
	2018	2017
	(in thousands, except share and per share data)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(19,129)	$(22,316)
SPECIAL ITEMS:
Losses related to the change in mark to market value for outstanding commodity derivatives contracts	3,326	582
Loss on early extinguishment of debt	—	12,172
Non-recurring severance costs	3,545	—

ADJUSTED NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(12,258)	$(9,562)

ADJUSTED NET LOSS PER SHARE OF COMMON STOCK ATTRIBUTABLE TO COMMON STOCKHOLDERS:
Basic	$(0.06)	$(0.06)
Diluted	$(0.06)	$(0.06)
WEIGHTED AVERAGE SHARES OF COMMON STOCK
Basic	209,903,482	162,829,221
Diluted	209,903,482	162,829,221

Reconciliation of Cash Flows before Working Capital Changes and to Adjusted Cash Flows from Operations:

	For the Three Months Ended March 31,
	2018	2017
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,511)	$(18,698)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	8,978	4,652
Stock-based compensation	1,724	996
Mark to market of commodity derivatives contracts:
Total loss (gain) on commodity derivatives contracts	5,529	(1,300)
Cash settlements of matured commodity derivatives contracts, net	(1,347)	1,683
Cash premiums paid for commodity derivatives contracts	(552)	—
Amortization of deferred financing costs and debt discount	3,177	1,710
Paid in kind interest	6,629	—
Accretion of asset retirement obligation	56	51
Loss on early extinguishment of debt	—	12,172
Cash flows from operations before working capital changes	8,683	1,266
Dividends on preferred stock	—	(3,618)
Undeclared cumulative dividends on preferred stock	(3,618)	—
Paid in kind interest	(6,629)	—
Non-recurring severance costs	3,545	—
Adjusted cash flows from operations	$1,981	$(2,352)

Reconciliation of Net Loss to Adjusted Earnings Before Interest, Income Taxes, Depreciation, Depletion and Amortization ("Adjusted EBITDA"):

	For the Three Months Ended March 31,
	2018	2017
	(in thousands)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(19,129)	$(22,316)
Interest expense	9,937	10,849
Loss on early extinguishment of debt	—	12,172
Depreciation, depletion and amortization	8,978	4,652
EBITDA	(214)	5,357
Dividends on preferred stock	—	3,618
Undeclared cumulative dividends on preferred stock	3,618	—
Accretion of asset retirement obligation	56	51
Losses related to the change in mark to market value for outstanding commodity derivatives contracts	3,326	582
Non-cash stock-based compensation expense	1,724	996
Investment income and other	(17)	(49)
Non-recurring severance costs	3,545	—
ADJUSTED EBITDA	$12,038	$10,555

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